Exhibit 99.2 NetWolves, LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,421	$1,512
Accounts receivable, net of allowance for doubtful accounts
of $102,130 and $154,010 respectively	1,309,520	1,008,997
Prepaid expenses	118,746	41,901

Total current assets	1,429,687	1,052,410

PROPERTY AND EQUIPMENT, net	2,402,649	2,442,724

PREPAID LICENSING COSTS, net of accumulated
amortization of $538,593 and $531,766, respectively	-	6,828

Deposits	49,182	48,782

Total Assets	$3,881,518	$3,550,744

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Due to bank	$88,364	$180,000
Accounts payable	2,083,919	2,032,348
Universal service charge payable	224,430	236,499
Revolving line of credit	896,419	315,802
Current portion of long-term debt	242,840	238,909
Accrued and other current liabilities	1,351,515	1,530,150
Total current liabilities	4,887,487	4,533,708

LONG-TERM LIABILITIES
Notes payable, net of current portion	389,437	451,641
Other taxes payable, net of current portion	47,533	57,995
Total long-term liabilities	436,970	509,636

COMMITMENTS AND CONTINGENCIES

MEMBER'S DEFICIT	(1,442,939)	(1,492,600)

Total Liabilities & Member's Deficit	$3,881,518	$3,550,744

See Notes to Condensed Consolidated Financial Statements

NetWolves, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014

Revenues	$7,907,585	$7,241,660

Cost of revenues	4,837,525	4,277,871

Gross profit	3,070,060	2,963,789

Operating expenses
Selling, general and administrative	2,917,354	2,793,774

Operating income	152,706	170,015

Other (expense) income, net
Interest and other income, net	(3,044)	(1,992)

Net income	$149,662	$168,023

See Notes to Condensed Consolidated Financial Statements

NetWolves, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014

Cash flows from operating activities:
Net income	$149,662	$168,023

Adjustments to reconcile net income to net cash
(used in) provided by operating activities
Depreciation	165,242	90,775
Bad debt expense	18,039	22,820
Changes in operating ssets and liabilities:
Accounts	(318,562)	5,596
Prepaid licensing cost	6,828	33,235
Prepaid expenses	(76,845)	(33,537)
Deposits	(400)	(1,100)
Accounts payable	51,574	(239,986)
Universal service charge	(12,069)	32,026
Accrued and other current liabilities	(189,099)	250,680
Net cash (used in) provided by operating activities	(205,631)	328,532

Cash Flow from Investing Activities
Purchase of equipment	(125,167)	(160,997)

Cash Flow from Financing Activities
Bank overdraft	(91,637)	229,353
Payments on notes payable	(58,273)	-
Borrowings on revolving line of credit	580,617	26,049
Ditstributions to members	(100,000)	(516,144)
Net cash provided by (used in) financing activities	330,707	(260,742)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(91)	(93,207)
Cash and cash equivalents - beginning of the year	1,512	695,905
Cash and cash equivalents - end of year	$1,421	$602,698

SUPPLEMENTAL DISCLOSURE OF CASH INFORMATION
Interest paid	$17,100	$7,828

Income tax paid	$-	$-

See Notes to Condensed Consolidated Financial Statements

NetWolves, LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A – DESCRIPTION OF BUSINESS

NetWolves, LLC, (“NetWolves”)  a New York Limited Liability Company, was reorganized on September 1, 2008, and has the following wholly-owned subsidiaries: NetWolves Network Services, LLC (“NNS”), NetWolves IP, LLC, Netwolves Managed Services, LLC (“NMS”) (collectively, the “Company", or “we”, ‘us”, “our”).  Our operating and capital structure is governed by an operating agreement and except as expressly provided by law and/or contractual obligations, our members do not have any personal liability for any of our obligations, with the exception of a personal guarantee by our majority member. .

NOTE B - BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The accompanying condensed consolidated financial statements as of March 31, 2015 and December 31, 2014 and for the three month periods ended March 31, 2015 and 2014 are unaudited. These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule S-X of the Securities and Exchange Commission (the “SEC”).  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 2015 and 2014 are not necessarily indicative of the results that may be expected for the calendar year ending December 31, 2015. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2014 and 2013 and footnotes thereto included in the audited financial statements within this document filed with the SEC.

Significant Accounting Policies

Note B of the Notes to Consolidated Financial Statements, included in the 8K for the years ended December 31, 2014 and 2013 includes a summary of the significant accounting policies used in the preparation of the condensed consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of NetWolves, LLC and its wholly-owned subsidiaries. All subsidiaries are inactive and have no operations. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions relate to estimates of collectability of accounts receivable, universal service charge liability and lives assigned to property and intangible assets. Actual results could differ from those estimates.

NetWolves, LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE C – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
Accrued bonuses	$450,389	$546,595
Accrued - other	380,304	423,990
Accrued commissions	37,057	58,026
Sales taxes payable	348,198	371,432
Customer prepayments	135,567	130,107
	$1,351,515	$1,530,150

NOTE D – RELATED-PARTY TRANSACTIONS

One of our directors and members is a partner in the law firm that acts as our general counsel. We incurred legal fees of approximately $25,000 to his law firm during the three months ended March 31, 2015 and 2014. There were no amounts due to the law firm at March 31, 2015 and December 31, 2014.

Another director and member of the company has an ownership interest in a firm that provides management consulting services to us. We incurred consulting fees of approximately $25,000 to this entity during the three months ended March 31, 2015 and 2014. Amounts due to this firm were $8,333 and $9,872 at March 31, 2015 and December 31, 2014 respectively and are included in accounts payable.

NOTE E – PHANTOM STOCK PLAN

Effective January 1, 2012, our Board of Directors approved the NetWolves Network Services, LLC Equity Sharing Plan (the “Plan”) which provides for annual grants of “phantom stock equity” in the form of units (the “Phantom Shares”) to certain of our employees (the “Participants”).    At December 31, 2014 and 2013, total grants allowed under the Plan were 420,000 shares, provided that any Phantom Shares that are canceled will be restored to the Plan and made available for future grant.

The Plan is administered by the Board, which among other things has the authority to approve grants and determine fair values and exercise prices (such prices are generally equal to the fair value of the Phantom Shares at the date of grant).   At December 31, 2014 and 2013 we had 382,158 Phantom Shares outstanding, which shares had initial estimated values of $1.00 per share.   A Participant may generally exercise 50% of his Phantom Shares two years after the date of grant, and the remaining 50% after three years from the grant date, provided that such shares shall be canceled if not exercised by the end of the eighth calendar year following the grant date.   In addition, if a Participant is terminated due to retirement, death or disability, all of their Phantom Shares, vested or not, will become immediately exercisable by such Participant and/or their beneficiary.  Furthermore if a Participant is terminated without cause and/or voluntary resigns, they may exercise all of their vested shares whereas termination for cause will result in the cancelation of the Phantom Shares.   At March 31, 2015 and December 31, 2014, the Company has accrued $374,595 for the issuance of Phanton Shares.

NOTE F - CONTINGENCIES

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. There is no pending litigation involving the Company at this time.

NetWolves, LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE J – SUBSEQUENT EVENTS

On May 29, 2015, Vasomedical, Inc. entered into an agreement for, and completed its purchase of, all of the assets of the Company for $18,000,000. The purchase price of the NetWolves entities was accomplished pursuant to an Asset Purchase Agreement. As a result, the Company effectively purchased all rights, titles and ownership of all assets held by the NetWolves entities.

Cash and cash equivalents	$733
Accounts receivable and other current assets	1,638
Other assets	50
Property and equipment	2,359
Accounts payable and other current liabilities	(4,377)
Long term debt	(1,706)
Goodwill	19,303
Total	$18,000